                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              GEOWORKS CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                                     94-2920371
            --------                                     ----------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

300 Crescent Court, Suite 1110, Dallas, Texas              75201
---------------------------------------------              -----
  (Address of Principal Executive Offices)               (Zip Code)

If  this   Form   relates   to  the          If  this   Form   relates   to  the
registration    of   a   class   of          registration    of   a   class   of
securities   pursuant   to  Section          securities   pursuant   to  Section
12(b)  of the  Exchange  Act and is          12(g) of the  Exchange  Act  and is
effective   pursuant   to   General          effective   pursuant   to   General
Instruction A.(c), please check the          Instruction A.(d), please check the
following box.                               following  box.
/ /                                          /X/

Securities Act registration statement file number to which this form relates:

-----------------
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

        Rights To Purchase Series A Junior Participating Preferred Stock
--------------------------------------------------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

            Reference is hereby made to the Registration  Statement on Form 8-A, dated March 12, 2001 (the  "Original  Form 8-A"),  filed with the Securities and
Exchange  Commission  (the  "Commission")  by Geoworks  Corporation,  a Delaware
corporation (the "Company"),  relating to the rights (the "Rights")  distributed to the  stockholders  of the Company in  connection  with the Rights  Agreement, dated as of March 9, 2001 (the "Rights  Agreement"),  by and between the Company and Mellon Investor  Services,  LLC, as Rights Agent (the "Rights  Agent").  The
Original Form 8-A is incorporated herein by reference.

            On May 7, 2003, the board of directors of the Company authorized the
Amendment  to Rights  Agreement,  dated as of May 15,  2003  (the  "Amendment"), between  the  Company  and  the  Rights  Agent.  The  Amendment  amends  (i) the definition of "Acquiring  Person" in the Rights Agreement to mean any Person (as defined in the Rights Agreement) who or which,  together with all Affiliates and
Associates  (each as defined in the Rights  Agreement)  of such  Person,  is the
Beneficial  Owner (as defined in the Rights  Agreement)  of 4.99% or more of the
Voting  Stock  (as  defined  in  the  Rights  Agreement)  of  the  Company  then outstanding,  subject to certain exceptions,  and (ii) the definition of "Exempt
Person" in the Rights  Agreement  to include any Person who, or which,  together with all  Affiliates and Associates of such Person was, and continues to be, the
Beneficial  Owner of 4.99% or more of the Voting  Stock of the Company as of the close of business on May 9, 2003.  The  purpose of the  amendment  to the Rights
Agreement is to seek to prevent possible limitations on the Company's use of its
Federal net operating loss carryforwards and certain income tax credits.

            The Rights  Agreement is filed as Exhibit 1 to the Original Form 8-A and is  incorporated  by  reference  as Exhibit 4.1  hereto.  The  Amendment  is attached  hereto as  Exhibit  4.2.  The  foregoing  summary  description  of the
Amendment  does not purport to be complete  and is  qualified in its entirety by reference to the exhibits hereto, which are incorporated herein by reference.

Item 2.  Exhibits.
         --------

          4.1  Rights  Agreement,  dated as of March 9, 2001,  between  Geoworks
               Corporation and Mellon Investor  Services,  LLC, as Rights Agent,
               including  all  exhibits  thereto  (Incorporated  by reference to
               Exhibit 1 to the  Company's  Registration  Statement  on Form 8-A
               filed on March 12, 2001).

          4.2  Amendment to Rights Agreement,  dated as of May 15, 2003, between
               Geoworks Corporation and Mellon Investor Services, LLC, as Rights
               Agent.

                                       2

                                    SIGNATURE

            Pursuant  to  the  requirements  of  Section  12 of  the  Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 19, 2003                         GEOWORKS CORPORATION

                                            By:    /s/ Mark E. Schwarz
                                                   -----------------------------
                                            Name:  Mark E. Schwarz
                                            Title: Chief Executive Officer